EMPLOYERS REINSURANCE CORPORATION

                                  WHOLE ACCOUNT
                      AGGREGATE EXCESS OF LOSS RETROCESSION
                              REINSURANCE AGREEMENT
                                                                            PAGE
ARTICLE 1         BUSINESS COVERED............................................1
ARTICLE 2         TERM........................................................2
ARTICLE 3         EXTENDED EXPIRATION.........................................2
ARTICLE 4         TERRITORIAL SCOPE...........................................2
ARTICLE 5         WARRANTIES..................................................2
ARTICLE 6         EXCLUSIONS..................................................3
ARTICLE 7         AGGREGATE RETENTION.........................................4
ARTICLE 8         COVERAGE....................................................4
ARTICLE 9         AGGREGATE LIMIT.............................................5
ARTICLE 10        CO-PARTICIPATION............................................6
ARTICLE 11        DEFINITIONS.................................................6
ARTICLE 12        NET RETAINED LINES..........................................12
ARTICLE 13        REINSURANCE PREMIUMS........................................12
ARTICLE 14        REINSURERS' MARGIN..........................................14
ARTICLE 15        CEDING COMMISSION...........................................15
ARTICLE 16        CURRENCY....................................................15
ARTICLE 17        TAXES.......................................................15
ARTICLE 18        REPORTS AND PREMIUM SETTLEMENTS.............................16
ARTICLE 19        ULTIMATE NET LOSS SETTLEMENTS...............................17
ARTICLE 20        NOTIONAL PROFIT SHARING ACCOUNT AND CONTINGENT
                  TRANSFER OF ADDITIONAL COLLATERAL.....18
ARTICLE 21        ADDITIONAL CONSIDERATION....................................20
ARTICLE 22        LOSS IN EXCESS OF ORIGINAL POLICY LIMITS....................20
ARTICLE 23        EXTRA CONTRACTUAL OBLIGATIONS...............................20
ARTICLE 24        OFFSET......................................................21
ARTICLE 25        COMMUTATION.................................................21
ARTICLE 26        PROFIT SHARING..............................................22
ARTICLE 27        CHANGE IN ADMINISTRATIVE PRACTICES..........................22
ARTICLE 28        ERRORS AND OMISSIONS........................................23
ARTICLE 29        ACCESS TO RECORDS...........................................23
ARTICLE 30        INSOLVENCY..................................................24
ARTICLE 31        ARBITRATION.................................................25
ARTICLE 32        SECURITY....................................................26
ARTICLE 33        MIX OF BUSINESS.............................................29
ARTICLE 34        GOVERNING LAW...............................................30
ARTICLE 35        COMPANY'S INTERESTS & LIABILITIES...........................30
ARTICLE 36        PARTIES TO THIS AGREEMENT...................................30
ARTICLE 37        ENTIRE AGREEMENT............................................30
ARTICLE 38        INTERMEDIARY................................................30

                                    EXHIBITS


   EXHIBIT A             INURING REINSURANCE

   EXHIBIT B             MIX OF BUSINESS

   EXHIBIT C             NUCLEAR  INCIDENT   EXCLUSION   CLAUSE  -  LIABILITY  -
                         REINSURANCE - U.S.A. (NMA 1590) (BRMA 35A)

   EXHIBIT D             NUCLEAR INCIDENT  EXCLUSION CLAUSE - PHYSICAL DAMAGE  -
                         REINSURANCE - U.S.A.  (NMA 1119) (BRMA 35B)

   EXHIBIT E             NUCLEAR  ENERGY RISKS  EXCLUSION  CLAUSE  (REINSURANCE)
                         1984 (WORLDWIDE EXCLUDING U.S.A. AND CANADA) (NMA 1975)
                         (BRMA 34B)

   EXHIBIT F             WAR RISKS EXCLUSION CLAUSE (REINSURANCE) (BRMA 56B)

   EXHIBIT G             INSOLVENCY  FUNDS EXCLUSION  CLAUSE [EXHIBIT  H  POOLS,
                         ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE]

                                  WHOLE ACCOUNT
                      AGGREGATE EXCESS OF LOSS RETROCESSION
                              REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")


                                    issued to

                       EMPLOYERS REINSURANCE CORPORATION,
                              Overland Park, Kansas
                               (hereinafter "ERC")
                           GE REINSURANCE CORPORATION,
                              Barrington, Illinois
                              (hereinafter "GE Re")
                                       and
                GE FRANKONA RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT
                                 Munich, Germany
                           (hereinafter "GE Frankona")

           (hereinafter referred to individually as a "Ceding Company"
                       and collectively as the "Company")

                                       by

                             Subscribing Reinsurers
             on Interests and Liabilities Contracts attached hereto

           (hereinafter referred to collectively as the "Reinsurers")


                                    ARTICLE 1
                                    ---------

                                BUSINESS COVERED
                                ----------------

In consideration of the payment of premium and subject to the terms, conditions, and limitations of this Agreement, the Reinsurers agree to indemnify the Company with respect to the Subject Ultimate Net Losses which may accrue to the Company as a result of losses occurring and claims made during the Term (as hereinafter defined), all as per underlying policies and binders of insurance, facultative certificates and reinsurance treaties (hereinafter referred to as "Subject Business") as respects all classes of business underwritten by the Company, including the 2002 Accident Year Whole Account Aggregate Excess of Loss Coverages Written by the Company for Affiliated Companies, all subject to the terms, conditions, and exclusions of this Agreement.

The Company may also include this coverage for newly acquired affiliates up to a maximum of $XXX.X million of additional affiliate Aggregate Limit, provided, however, the Company and the Reinsurers mutually agree to an adjustment to premium.



                                    ARTICLE 2
                                    ---------

                                      TERM
                                      ----

This Agreement shall apply to losses occurring and claims made during the period commencing on January 1, 2002 and expiring on December 31, 2002, both days inclusive, Local Standard Time at the place where the loss occurs or the claim is made (the "Term").



                                    ARTICLE 3
                                    ---------

                               EXTENDED EXPIRATION
                               -------------------

Should this Agreement expire while a Property Catastrophe Loss covered hereunder is in progress, the Reinsurers shall be responsible for the Property Catastrophe Loss in progress in the same manner and to the same extent it would have been responsible had the Agreement expired the day following the conclusion of the loss in progress, provided that no part of the Property Catastrophe Loss is claimed against any renewal of this Agreement.



                                    ARTICLE 4
                                    ---------

                                TERRITORIAL SCOPE
                                -----------------

The territorial limits of this Agreement shall be identical with those of the Subject Business.



                                    ARTICLE 5
                                    ---------

                                   WARRANTIES
                                   ----------

1. The Company warrants that all current inuring reinsurances, as described in Exhibit A attached hereto, shall be in place at XXX% (X percent) through their renewal dates. Also, for those inuring reinsurances that renew during the Term, the Company warrants that the renewal capacity for the remainder of the Term is the greater of the actual renewal capacity placed or XX% (X percent) of the expiring capacity for such reinsurances which are currently in force as of January 1, 2002.

2. The Company warrants that the historical data triangles presented to the Reinsurers are materially complete and correct as respects the basis of reporting and other caveats provided by the Company to the Reinsurers. Should it be later determined that this is not the case, then the parties shall agree to revise the premium terms hereon to reflect the more accurate historical information with the objective of maintaining the same economic risk relative to Ultimate Net Loss on the new expected payment patterns drawn from the corrected historical data.

          The Reinsurers shall calculate such premium adjustment, consistent with the modeling assumptions used by the Intermediary, with the guidance of and review by the Intermediary. The Company and Reinsurers shall try to agree to an adjustment that is mutually acceptable. In the event that an agreement cannot be reached, the Reinsurers shall select an independent third party actuarial firm that is acceptable to the Company to make a determination of the premium adjustment, which shall be binding upon both parties. Both parties shall equally share the cost of such independent third party actuarial firm. There shall be no change to Reinsurers' Margin as a result of this adjustment.

3.        The  Company  warrants  that   Employers  Reinsurance  Corporation  is
          fully authorized by GE Reinsurance Corporation and GE Frankona to act as their agent with respect to all matters under this Agreement.



                                    ARTICLE 6
                                    ---------

                                   EXCLUSIONS
                                   ----------

This Agreement shall not apply to and specifically excludes from coverage hereunder:

A.   Nuclear Incident, in accordance with the following clauses:

     1. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. (NMA 1590) (BRMA 35A), attached hereto as Exhibit C;

     2. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A. (NMA 1119) (BRMA 35B), attached hereto as Exhibit D;

B. Nuclear Energy Risks, in accordance with the Nuclear Energy Risks Exclusion Clause (Reinsurance) 1984 (Worldwide Excluding U.S.A. and Canada) (NMA 1975) (BRMA 34B) attached hereto as Exhibit E;

C.       War  Risks,  in  accordance   with  the  War  Risks  Exclusion   Clause
         (Reinsurance) (BRMA 56B) attached hereto as Exhibit F;

D.       Insolvency Funds Exclusion Clause, attached hereto as Exhibit G;

E. Financial Guaranty (insuring the ability of a party "to pay a debt or complete a contractual obligation", i.e., mortgage insurance, surety, etc.);
                                       3

F. Pools, Associations and Syndicates (not including IRI Association business), in accordance with the clause attached hereto as Exhibit H. IRI Association business shall mean business underwritten by the IRI profit center of Employers Reinsurance Corporation;

G. Any and all liability emanating from the U.S. terrorist acts of September 11, 2001.

H. Finite business shall be excluded from coverage. Finite Business shall mean all business underwritten by Irish European Reinsurance
         Company Ltd., Dublin, Ireland and Luxembourg European Reinsurance S.A., Luxembourg, both finite specialty companies of ERC. Finite business shall also include retroactive/prospective whole account stop loss reinsurances underwritten by the Company or its Affiliated Companies where the primary objective of the Company's clients is to record underwriting income from the transaction. Accident and Health Finite Business shall also be excluded from coverage.

I. Any specific insurance/reinsurance coverages outside of the Company's third party non-GE open market business in respect of GE exposures (i.e., no coverage for specific insurances/reinsurances written directly on GE exposures).

J.       Life insurance and life reinsurance liability.



                                    ARTICLE 7
                                    ---------

                               AGGREGATE RETENTION
                               -------------------

The Company shall retain net for its own account an amount of Subject Ultimate Net Loss equal to XX.XXX% (X point X percent) of the Subject Net Earned Premium ("SNEP") for the Term of this Agreement (the "Aggregate Retention").

The Aggregate Retention of the Company, the liability of the Reinsurers to the Company and all other benefits accruing to the Company as provided in this Agreement, or any amendments hereto, shall apply to the companies comprising the Company as a group and not separately to each of the companies.


                                    ARTICLE 8
                                    ---------

                                    COVERAGE
                                    --------

The Reinsurers shall indemnify the Company for the paid portion of Subject Ultimate Net Loss, subject to the Aggregate Limit in Article 9, and subject in all cases to the following limits and retentions for the following five layers of coverage (collectively the "Coverage Layer Limits"):

Layer 1 - The limit for the first layer of coverage ("Layer 1") shall equal X.X% (X point X percent) of Subject Net Earned Premium, subject to a maximum of $XXX.XXX million (the "Layer 1 Limit"), excess of the Aggregate Retention as per
Article 7.

Layer 2 - The limit for the second layer of coverage ("Layer 2") shall equal X.X% (X point X percent) of Subject Net Earned Premium, subject to a maximum of $XXX.XXX million (the "Layer 2 Limit"), excess of the sum of the Layer 1 Limit and the Aggregate Retention.

Layer 3 - The limit for the third layer of coverage ("Layer 3") shall equal X.X% (X point X percent) of Subject Net Earned Premium, subject to a maximum of $XXX.XXX million (the "Layer 3 Limit"), excess of the sum of the Layer 1 Limit, the Layer 2 Limit and the Aggregate Retention.

Layer 4 - The limit for the fourth layer of coverage ("Layer 4") shall equal X.X% (X point X percent) of Subject Net Earned Premium, subject to a maximum of $XXX.XXX million (the "Layer 4 Limit"), excess of the sum of the Layer 1 Limit, the Layer 2 Limit, the Layer 3 Limit and the Aggregate Retention.

Layer 5 - The limit for the fifth layer of coverage ("Layer 5") shall equal X.X% (X point X percent) of Subject Net Earned Premium, subject to a maximum of $XXX.XXX million (the "Layer 5 Limit"), excess of the sum of the Layer 1 Limit, the Layer 2 Limit, the Layer 3 Limit, the Layer 4 Limit, and the Aggregate Retention.



                                    ARTICLE 9
                                    ---------

                                 AGGREGATE LIMIT
                                 ---------------

The maximum amount for which the Reinsurers shall be liable hereunder shall be the lesser of XX.X% (X point X percent) of Subject Net Earned Premium or $X,XXX.XXX million (the "Aggregate Limit").

Notwithstanding the Coverage Layer Limits, Aggregate Limit and respective Reinsurance Premium terms hereon, the Reinsurers shall not be obligated to pay any further Ultimate Net Losses otherwise due to the Company upon the Reinsurers sustaining a present value economic loss on a paid basis greater than XX.X% (X point X percent) of total present value ceded Net Reinsurance Premiums hereon.

Present value economic loss shall be based upon Ultimate Net Loss paid by the Reinsurers and Net Reinsurance Coverage Limit Premiums, and Net Premiums in Respect of Shock Loss Ultimate Net Loss, if applicable, paid by the Company, being discounted at a X.X% (X point X percent) effective annual rate for those Ultimate Net Loss payments made from the Notional Profit Sharing Account and a X.X% (X point X percent) effective annual rate for Ultimate Net Loss payments made from the Reinsurers' Margin, and other funds of the Reinsurers, all back to inception of this Agreement.

                                   ARTICLE 10
                                   ----------

                                CO-PARTICIPATION
                                ----------------

Should the Subject Net Earned Premium exceed $X,XXX.XXX million, the Company shall retain a co-participation for all coverage percentages of Subject Net Earned Premium as detailed in Articles 8 and 9. The co-participation shall equal:

X.XX minus ($X,XXX.XXX million divided by actual Subject Net Earned Premium) for all limits of Coverage.

Co-participation payments will ultimately be calculated using the final value of Subject Net Earned Premium (taking into account all Subject Net Earned Premium during the Term of this Agreement). Any co-participation payments made prior to the determination of such final value shall be trued-up based on such calculation.



                                   ARTICLE 11
                                   ----------

                                   DEFINITIONS
                                   -----------

A.       "Additional  Consideration"  - shall  have  the  meaning  set forth  in
         Article 21 of this Agreement.

B. "Affiliated Companies" - Affiliated Companies shall mean Coregis Insurance Company, First Specialty Insurance Corporation, Medical Protective Company, Westport Insurance Corporation, GE Frankona Reinsurance Limited, London, UK (hereinafter "GEF - London") and GE Frankona A/S, Copenhagen, Denmark (hereinafter "GEF-Copenhagen") and newly acquired companies after the effective date of this Agreement, subject to Article 1, Business Covered.

C. "Company" - Whenever the word "Company" is used in this Agreement, same shall be held to include Employers Reinsurance Corporation, GE
         Reinsurance         Corporation          and        GE         Frankona
         Ruckversicherungs-Atkiengesellschaft, Munich, Germany, ("GE Frankona"), each of which shall be deemed to be a "Company member". The first named company hereunder shall be deemed to be the agent of the Company.

D. "Company Plan Shock Loss Ultimate Net Loss" - Company Plan Shock Loss Ultimate Net Loss shall equal the sum of items 1), 2), and 3) below:

         1) X.XX% (X point X percent) of ERC Company  only SNEP plus
         2) X.XX% (X point X percent) of GEF (Germany)  Company only  SNEP; plus
         3) X.XX% (X point X percent) of GE Re only SNEP

E. "Defense and Cost Containment Expense" - Defense and Cost Containment Expense as used in this Agreement shall mean all expenditures by the Company made in connection with the disposition of a claim, loss or legal proceeding including but not limited to expenses of salvage and subrogation and legal expenses of litigation, investigation, negotiation, cost of bonds, court costs, Statutory Penalties, Prejudgment Interest or Delayed Damages and post-judgment interest. Defense and Cost Containment Expenses shall also include the Company's defense costs and legal expenses incurred in direct connection with legal actions, including but not limited to declaratory judgment actions, brought by any party to determine the Company's defense and/or indemnification obligations that are allocable only to policies and claims subject to this Agreement. Any declaratory judgment action expenses shall be deemed to have been fully incurred on the same date as the original claim (if any) giving rise to the action. Defense and Cost Containment Expense (s) shall also include legal expenses, including such expenses related to declaratory judgment actions, incurred in connection with Extra Contractual Obligations (as defined in Article 23 below) and Loss In Excess Of Original Policy Limits (as defined in Article 22 below).

          Defense and Cost Containment Expenses shall not include the Company's office expenses and salaries of employees of the Company, except: 1) reasonable payments to attorneys on the Company's staff who are engaged in the investigation, litigation or settlement of claims, suits, legal proceedings or losses reinsured under this Agreement; 2) when the Company uses its own employees or officials, including claims personnel and engineers to settle losses, the Company shall be permitted to include a pro rata share of reasonable expenses incurred by and salaries related to such employees and officials, including claim personnel and engineers.

          The Company warrants that allocation of Defense and Cost Containment Expenses will remain consistent while the Agreement is in force and/or the Reinsurers are at risk.

F.        "Extra   Reinsurance  Premiums"  -  shall  mean  Reinsurance  Premiums payable in accordance with Article 32. Such Extra Reinsurance Premiums shall be in addition to Reinsurance Premiums, as per Article 13.

G.        "GE"  shall  mean   General  Electric  Company,  the  ultimate  parent
          company of ERC, GE Re and GE Frankona.

H. "Gross Reinsurance Premiums" - as used in this Agreement shall mean Net Reinsurance Premiums grossed up for a XX% (X percent) Ceding Commission.

I. "Large Property Per Risk Ultimate Net Loss" - shall be defined as Subject Ultimate Net Loss from any one property per risk in excess of $XX,XXX,XXX (X million dollars) to the Company.

          All Ultimate Net Loss from ground up for such losses shall be deemed to be Large Property Per Risk Ultimate Net Loss.

J. "Net Reinsurance Premiums" - as used in this Agreement shall mean Net Reinsurance Coverage Limit Premiums plus Net Premiums in Respect of Shock Loss Ultimate Net Loss.

K.        "Non-Property  Catastrophe  Loss" shall  mean  any  catastrophe   loss
          incurred by the Company other than Property Catastrophe Loss, as defined below.

L. "Non-Large Property Per Risk Ultimate Net Loss" shall mean any property per risk loss incurred by the Company other than Large Property Per Risk Ultimate Net Loss, as defined above.

M. "Non-Shock Loss" - shall mean all Ultimate Net Loss subject to this Agreement other than Shock Loss as defined below.

N. "Non-Shock Loss Subject Ultimate Net Loss for GE Re and GE Frankona Combined Limitation"- Non-Shock Loss Subject Ultimate Net Loss for GE Re and GE Frankona Combined shall be limited to the sum of the following:

          1) Plan Non-Shock Loss Subject Ultimate Net Loss for GE Frankona of XX.XX% (X point X percent) of GE Frankona's underlying SNEP; plus

          2) Plan Non-Shock Loss Subject Ultimate Net Loss for GE Re of XX.XXX% (X point X percent) of GE Re's underlying SNEP; plus

          3) $XXX million.

O. "Non-Terrorism/Non-Terrorist Related Liability" shall mean any loss incurred by the Company other than Terrorism/Terrorist Activity Loss, as defined below.

P. "Plan Shock Loss Ultimate Net Loss" - Plan Shock Loss Ultimate Net Loss shall be equal to the sum of the following:

          1) X.XX% (X point X percent) of ERC Company  only SNEP;  plus
          2) X.XX% (X point X percent) of GEF (Germany)Company only SNEP; plus
          3) X.XX% (X point X percent) of GE Re only SNEP; plus
          4) $X.X million in respect of Westport Insurance Corporation; plus
          5) $X.X million in respect of Coregis Insurance Company; plus
          6) $XX.X million in respect of GEF-London and GEF-Copenhagen combined.

          Estimated Plan Shock Loss Ultimate Net Loss amount is $XXX.X million in total.

Q.        "Prejudgment  Interest  or   Delayed  Damages"  -   as  used  in  this
          Agreement shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award or judgment whether or not made part of the settlement, verdict, award, or judgment.

R. "Property Catastrophe Loss" - Property Catastrophe Loss, as used in this Agreement, shall mean property losses recorded by the Company and/or Affiliated Companies which involve two or more original policies as issued by the Company and/or Affiliated Companies and where the Company's share of such losses aggregate to at least $XX.X million.

S.        "Shock  Loss"  -  Shock   Loss  shall   mean  a  loss  emanating  from
          Terrorism/Terrorist Activity, Property Catastrophe Loss, Workers' Compensation Catastrophe Loss and Large Property Per Risk Ultimate Net Loss and includes all loss emanating from GEF - London and GEF - Copenhagen, which is deemed Shock Loss for this coverage.

T. "Shock Loss Subject Ultimate Net Loss Limitations" - Shock Loss Subject Ultimate Net Loss is limited to the following:

          1.) All Shock Loss Subject Ultimate Net Loss in the aggregate shall be limited to XX.XXX% (X point X percent) of the SNEP of the Company.

          2.) Non-Terrorism/Non-Terrorist Activity Property Catastrophe Only shall be limited to XX.XXX% (X point X percent) of the SNEP of the Company.

          3.) Non-Terrorism/Non-Terrorist    Activity    Workers'   Compensation
              Catastrophe Loss Only shall be limited to XX.XX% (X point X percent) of the SNEP of the Company.

          For each of the limitations above, if Affiliated Companies have Shock Loss Ultimate Net Loss in excess of Plan Shock Loss Ultimate Net Loss and to the extent extra Ultimate Net Loss is recoverable in affiliated internal coverages, such recoverable Ultimate Net Loss is deemed to be Shock Loss Subject Ultimate Net Loss for purposes of this limitation.

 U. "Statutory Penalties" - shall mean fines imposed by statutes or laws or related regulations.

 V. "Subject Net Earned Premium" or "SNEP" - shall mean the earned premium of the Company gross of any acquisition costs (i.e., brokerage and commissions) during the Term of this Agreement, but net of the premium paid for all other reinsurances which inure to the benefit of this Agreement with the exception of the Whole Account Aggregate Excess of Loss Retrocession Reinsurance Agreements.

          Both assumed and ceded reinstatement premiums of the Company shall be included in the calculation of Subject Net Earned Premium. Reinsurance premiums of ERC and GE Frankona related to the 2002 Accident Year Whole Account Aggregate Excess of Loss Coverages Written by the Company for the Affiliated Companies provided by ERC and GE Frankona to Affiliated Companies shall not be included in the calculation of Subject Net Earned Premium.

          Subject Net Earned Premium is estimated to be $X,XXX.XXX million.

W. "Subject Ultimate Net Loss" - as used in this Agreement shall mean the aggregate sum of amounts paid or payable by the Company on its net retained liability in settlement of losses, including Defense and Cost Containment Expenses, in respect of Subject Business covered during the Term, plus reserves for outstanding losses and Defense and Cost Containment Expenses, including reserves for incurred but not reported claims, XXX% (X percent) of liability for Loss in excess of Original

          Policy Limits and XXX% (X percent) of liability for Extra Contractual Obligations emanating from underlying contracts of the Company's clients. Subject Ultimate Net Loss shall include Ultimate Net Loss assumed by the Company under the 2002 Accident Year Whole Account Aggregate Excess of Loss Coverages Written by the Companyfor Affiliated Companies.

          Ultimate Net Loss in respect of internal stop loss coverages with Affiliated Companies shall be included in Subject Ultimate Net Loss, however, this Agreement shall not provide any direct coverage to Affiliated Companies.

          Subject Ultimate Net Loss shall be net of inuring reinsurances, whether collectible or not, and also net of all salvages and recoveries to be credited to the Company's Net Retention; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurers shall be made in accordance with the provisions of the Insolvency Article.

          Nothing herein shall be construed to mean that losses under this Agreement are not recoverable until the Company's Subject Ultimate Net Loss has been finally ascertained.

X. "Terrorism/Terrorist Activity" shall mean any act or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

              (i)   involves violence against one or more persons; or

              (ii)  involves damage to property; or

              (iii) endangers life other  than that of the person committing the action; or

              (iv) creates a risk to health or safety of the public or a section of the public; or

              (v) is designed to interfere with or to disrupt an electronic system.

          Loss, damage, cost or expense arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of Terrorism shall be considered part of Terrorism Ultimate Net Loss.

Y. "Total Funding" shall mean funding provided by the Reinsurers to equal XXX% (X percent) of Obligations, as defined in Article 32, to allow the Company to take regulatory credit in all jurisdictions.

Z. "Ultimate Net Loss" - Ultimate Net Loss shall mean the aggregate sum of amounts paid or payable in the settlement of losses including Defense and Cost Containment Expenses by the Company and its Affiliated Companies on their net retained liability, excluding, for the Company, the ultimate net loss in respect of the 2002 Accident Year Whole Account Aggregate Excess of Loss Coverages Written by the Company for the Affiliated Companies.

AA. "2002 Accident Year Whole Account Aggregate Excess of Loss Coverages Written by the Company for the Affiliated Companies" - shall mean the following underlying Aggregate Limit and Aggregate Retention (to be calculated by multiplying the Ultimate Loss Ratio Aggregate Retention for each Affiliated Company times the Affiliated Company's Net Earned Premium) provided by the Company for each Affiliated
          Company:

                           In Millions          Ultimate Net         In Millions
                         Aggregate Limit         Loss Ratio        Estimated Net
Affiliated Company           Amounts              Aggregate       Earned Premium
                                                  Retention
--------------------------------------------------------------------------------

GEF - London                  XXX.XX                XX.X%              XXX.X
Westport Ins. Co.              XX.XX                XX.X%              XXX.X
GEF - Copenhagen               XX.XX                XX.X%               XX.X
Medical Protective Co.         XX.XX                XX.X%              XXX.X
Coregis Insurance Co.          XX.XX                XX.X%              XXX.X
First Specialty Ins. Co.       XX.XX                XX.X%              XXX.X

BB. "Ultimate Net Loss Liability Relating to Affiliated Companies in Respect of Shock Loss Limitation" - The maximum Shock Loss Ultimate Net Loss in respect of each Affiliated Company to be applied against the internal 2002 Accident Year Whole Account Aggregate Excess of Loss Coverages Written by the Company for Affiliated Companies is as follows:

                                                     In Millions
     Affiliated Company                                  UNL
     -----------------------------------------------------------
     Medical Protective Company                        $ XX.X
     Coregis Insurance Company                         $ XX.X
     Westport Insurance Company                        $ XX.X
     First Specialty Insurance Company                 $ XX.X
     GEF-London and GEF-Copenhagen Combined            $XXX.X

CC. "Workers' Compensation Catastrophe Loss" - shall mean, as used in this Agreement, workers' compensation losses recorded by the Company and/or Affiliated Companies which losses involve two or more employees and where the Company's share of such losses aggregate to at least $XX.X million.

                                   ARTICLE 12
                                   ----------

                               NET RETAINED LINES
                               ------------------

This Agreement applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

The amount of the Reinsurers' liability under this Agreement in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s); whether specific or general, any amounts which may have become due from such other reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.


                                   ARTICLE 13
                                   ----------

                              REINSURANCE PREMIUMS
                              --------------------

A. Net Reinsurance Coverage Limit Premiums - The Company shall pay to the Reinsurers the following reinsurance premiums for the following layers of reinsurance coverage hereunder (the "Net Reinsurance Coverage Limit Premiums"), along with interest from January 1, 2002 through the date of payment at an effective annual interest rate of X.X% (X point X percent), to the Reinsurers. Net Reinsurance Coverage Limit Premiums shall equal the sum of the following:

     Layer 1 - The Net Reinsurance Coverage Limit Premium for Layer 1 shall equal X.XX% (X point X percent) of the Aggregate Limit plus XX% (X percent) of Subject Ultimate Net Loss ceded to Layer 1, subject to a maximum Net Reinsurance Coverage Limit Premium for Layer 1 equal to $XXX.XXX million.

     Layer 2 - The Net Reinsurance Coverage Limit Premium for Layer 2 shall equal XX% (X percent) of Subject Ultimate Net Loss ceded to Layer 2, subject to a maximum Net Reinsurance Coverage Limit Premium for Layer 2 equal to $XXX.XXX million.

     Layer 3 - The Net Reinsurance Coverage Limit Premium for Layer 3 shall equal XX% (X percent) of Subject Ultimate Net Loss ceded to Layer 3, subject to a maximum Net Reinsurance Coverage Limit Premium for Layer 3 equal to $XXX.XXX million.

     Layer 4 - The Net Reinsurance Coverage Limit Premium for Layer 4 shall equal XX% (X percent) of Subject Ultimate Net Loss ceded to Layer 4, subject to a maximum Net Reinsurance Coverage Limit Premium for Layer 4 equal to $XXX.XXX million.

     Layer 5 -The Net Reinsurance Coverage Limit Premium for Layer 5 shall equal XX.XX% (X point X percent) of Subject Ultimate Net Loss ceded to Layer 5, subject to a maximum Net Reinsurance Coverage Limit Premium for Layer 5 equal to X.XXX% (X point X percent) of Subject Net Earned Premium, if combined Non-Terrorism/Non-Terrorist Activity, Property Catastrophe Loss and Workers' Compensation Catastrophe Loss combined Subject Ultimate Net Loss is less than or equal to $XXX million in excess of the Company Plan Shock Loss Ultimate Net Loss. If greater than $XXX million in excess of the Company Plan Shock Loss Ultimate Net Loss, the maximum Net Reinsurance Coverage Limit Premium for Layer 5 shall be equal to X.XXX% (X point X percent) of Subject Net Earned Premium.

     Within 60 (sixty) days from the end of each calendar quarter, the Company shall calculate and pay to the Reinsurers Net Reinsurance Coverage Limit Premiums, along with interest from January 1, 2002 through the date of payment at an effective annual interest rate of X.X% (X point X percent), to the Reinsurers.

B. Net Premiums in Respect of Shock Loss Ultimate Net Loss - The Company shall pay to the Reinsurers, along with interest from January 1, 2002 through the date of payment at an effective annual rate of X.X% (X point X percent), reinsurance premiums in respect of Shock Loss Ultimate Net Loss ("Net Premiums in Respect of Shock Loss Ultimate Net Loss") equal to the sum of the results of applying the rates in Column B below against the actual amounts, per table values in Column A below. Net Premiums in respect of Shock Loss Ultimate Net Loss are in addition to Net Reinsurance Coverage Limit Premiums and do not alter the Aggregate Limit hereon:



         Column A                                              Column B
---------------------------     -------------------------------------------------------------------------
         In Millions
       For Shock Loss
    Excess of Company Plan                             For Overall Subject Ultimate Net Loss
       Shock Loss UNL                                   in excess of the Aggregate Retention
Shock                                                       in the Following Amounts
 Loss             Up to and
Layers   From     Including     $x.xxxM   $xxx.xxxM   $xxx.xxxM   $x,xxx.xxxM   $x,xxx.xxxM   $x,xxx.xxxM
---------------------------     -------------------------------------------------------------------------

  1    $XXX.XXX    $XXX.XXX       X.X%      X.X%         X.X%           X.X%        X.X%           X.X%
  2    $XXX.XXX    $XXX.XXX       X.X%      X.X%         X.X%           X.X%        X.X%           X.X%
  3    $XXX.XXX    $XXX.XXX       X.X%      X.X%         X.X%           X.X%        X.X%           X.X%



If the Column B Subject Ultimate Net Loss amounts are between column values, the percentages in the table above shall be pro-rated based upon the amount of Subject Ultimate Net Loss as it pertains to the lower and higher column values. [For example, if Column B Subject Ultimate Net Loss is $XXX.XXX million, the rates would be X.XX% (X point X percent) for Layer 1 and X.X% (X point X percent) for Layer 2.]

All Subject Ultimate Net Loss of GE - Frankona as a result of whole account affiliate coverages with GEF - London and GEF - Copenhagen shall be deemed Shock Loss Ultimate Net Loss for purposes of the calculations above.

Notwithstanding the above, if the combined Non-Terrorism/Non-Terrorist Activity, Property Catastrophe Loss and Workers' Compensation Catastrophe Loss Subject
Ultimate Net Loss is greater than $XXX million in excess of the Company Plan Shock Loss Ultimate Net Loss, the Net Premiums in Respect of Shock Loss Ultimate Net Loss shall be X (X dollars).

The Company shall determine and pay to the Reinsurers Net Premiums in Respect of Shock Loss Ultimate Net Loss, along with interest from January 1, 2002 through the date of payment at an effective annual interest rate of X.X% (X point X percent), 60 (sixty) days in arrears of each calendar quarter.


                                   ARTICLE 14
                                   ----------

                               REINSURERS' MARGIN
                               ------------------

A.   Initial   Reinsurers'  Margin  -  The  Reinsurers  shall  be  entitled   to
     Reinsurers' Margin equal to X.XX% (X point X percent) of Aggregate Limit, subject to a minimum Reinsurers' Margin of $XX.X million.

     However, should this Agreement be commuted on or before December 31, 2002, then the Reinsurers shall return to the Company XX% (X percent) of the Initial Reinsurers' Margin by January 5, 2003. Should this Agreement be commuted on or before December 31, 2003, then the Reinsurers shall return to the Company XX% (X percent) of Initial Reinsurers' Margin by January 5, 2004.

B. Additional Reinsurers' Margin - The Reinsurers shall be entitled to Additional Reinsurers' Margin equal to the sum of applying the rates below against Net Reinsurance Coverage Limit Premiums in the table column:

                Net Reinsurance Coverage
                   Limit Premiums Due                            Additional
                     In respect of:                         Reinsurers' Margin %
           ----------------------------------               --------------------
           1.  XX% of Ceded UNL to Layer 1                          X.XX%
           2.  XX% of Ceded UNL to Layer 2                          X.XX%
           3.  XX% of Ceded UNL to Layer 3                          X.XX%

Such Additional Reinsurers' Margin shall be calculated by the Company quarterly 60 (sixty) days in arrears of each calendar quarter end and paid 90 (ninety) days in arrears of each calendar quarter end.

If ceded Ultimate Net Loss is subsequently reduced from the prior quarterly reporting, the Reinsurers shall retain Reinsurers' Margin received, with interest, based upon the higher ceded Ultimate Net Loss previously ceded.

The Company shall pay Additional Reinsurers' Margin due, if any, along with interest at an effective annual interest rate of X.X% (X point X percent) from January 1, 2002 through the date of payment.

There shall be no Reinsurers' Margin due in respect of Net Reinsurance Coverage Limit Premiums for Layers 4 and 5.

The Reinsurers shall allow the Reinsurers' Margin to be deducted from the Net Reinsurance Coverage Limit Premiums paid by the Company.

                                   ARTICLE 15
                                   ----------

                                CEDING COMMISSION
                                -----------------

The Reinsurers shall allow the Company a ceding commission (the "Ceding Commission") equal to XX% (X percent) of Gross Reinsurance Premiums including XX% (X percent) of associated interest from January 1, 2002 through the date of payment at an effective annual interest rate of X.X% (X point X percent). In the event Net Reinsurance Premiums are not grossed up by XX% (X percent), the Reinsurers shall not allow the Company a Ceding Commission.

In the event a Ceding Commission is allowed, the Company shall allow the Reinsurers return commission on return premiums at the same rate of XX% (X percent).

Ceding Commission shall be deducted from such Gross Reinsurance Premiums at the time Gross Reinsurance Premiums are paid and the balance of such Gross Reinsurance Premiums shall be remitted to the Reinsurers.


                                   ARTICLE 16
                                   ----------

                                    CURRENCY
                                    --------

Whenever the word "Dollars" or the sign "$" appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the actual rate of exchange on the date such transaction is entered into the books of the Company.



                                   ARTICLE 17
                                   ----------

                                      TAXES
                                      -----

A. In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than income or profit tax returns, to any state or territory of the United States of America or to the District of Columbia.

B. The Company shall be responsible for any and all Federal Excise Tax, premium taxes and all other similar taxes wherever imposed arising out of this Agreement (the "Company's Taxes"). The Company's Taxes shall not be considered premium or impact the Notional Profit Sharing Account hereon. In the event the Reinsurers are, for any reason, required to pay any of the Company's Taxes, the Company shall immediately indemnify the Reinsurers for any such taxes paid by the Reinsurers.


                                   ARTICLE 18
                                   ----------

                         REPORTS AND PREMIUM SETTLEMENTS
                         -------------------------------

1. Quarterly Reports - Starting with the calendar quarter ending December 31, 2002, within 60 (sixty) days following the end of each calendar quarter, the Company shall report to the Reinsurers the actual amount of the following items. Reports shall continue until final settlement of all losses or Commutation, in accordance with Article 25.

     A.  Ultimate Net Loss and Subject Net Earned Premium

         1. Ultimate Net Loss for the Company and each Affiliated Company

         2. Paid and Incurred Subject Ultimate Net Loss for the Company and each Affiliated Company

         3. Paid and Incurred Non-Shock Loss Ultimate Net Loss for the Company and each Affiliated Company

         4. Paid and Incurred Shock Loss Ultimate Net Loss for the Company and each Affiliated Company

         5. Net Earned Premium for the Company and each Affiliated Company

         6. Subject Net Earned Premium for the Company

     B.  Reinsurance Premiums

         1. Net Reinsurance Coverage Limit Premiums

         2. Net Premiums in Respect of Shock Loss Ultimate Net Loss

         3. Ceding Commission

         4. Initial Reinsurers' Margin

         5. Additional Reinsurers' Margin

2. Premium Settlements - Within 60 (sixty) days from the end of each calendar quarter, the Company shall calculate and pay to the Reinsurers

     Gross Reinsurance Premiums, along with interest from January 1, 2002 through the date of payment at an effective annual interest rate of X.X% (X point X percent), to the Reinsurers, in accordance with Articles 13 and 21.

3. Annual Reports - Starting with December 31, 2002 and annually thereafter, within 60 (sixty) days from the end of each calendar year, the Company shall report to the Reinsurer the actual amount of the following items. Reports shall continue until final settlement of all losses or Commutation, in accordance with Article 25.

      A.  All information as required in the Quarterly Reports section above.

      B. Aggregate paid, case reserves and incurred but not reported amounts of Ultimate Net Loss for the Company and each Affiliated Company by the lines of business detail provided in the underwriting submission to the Reinsurers.


                                   ARTICLE 19
                                   ----------

                          ULTIMATE NET LOSS SETTLEMENTS
                          -----------------------------

Settlement of Ultimate Net Loss paid in excess of the Aggregate Retention shall be made by the Reinsurers to the Company quarterly within 30 (thirty) days of receipt of the report by the Reinsurers or 90 (ninety) days after the end of the quarter, whichever occurs later. Settlement shall be made first from the Security Trust Accounts (A) Section 1 until such time as the Notional Profit Sharing Account is fully depleted after which amounts shall be paid by the Reinsurers to the Company out of other funds of the Reinsurers. The Reinsurers shall make all required settlements of Ultimate Net Loss from these Security Trust Accounts (A) Section 1 up until the Notional Profit Sharing Account is fully depleted, in accordance with Article 20. When the Notional Profit Sharing Account becomes fully depleted, the Reinsurers must pay all remaining Ultimate Net Loss liability, when due, from one or more of the following:

      1. Security Trust Accounts (A) Section 2; and/or
      2. Letter of Credit draw-downs; and/or
      3. Other funds of the Reinsurers.

Such payments by the Reinsurers shall be made regardless of whether or not there is a positive balance in the Security Trust Accounts (A) Section 1.

The Reinsurers' liability for Ultimate Net Loss shall be subject to the Coverage Layer Limits, Aggregate Limit, Co-Participation and other terms of this Agreement.

All Ultimate Net Loss Settlements made by the Company on Subject Business, whether under policy terms and conditions or by way of compromise, shall be in the sole discretion of the Company and shall be unconditionally binding on the

Reinsurers. Upon satisfactory proof of loss, the Reinsurers shall pay their share of each such settlement in accordance with this Agreement.

In the event of a material commutation or lump sum or structured settlement of any agreement by the Company which results in the payment of ceded Subject Ultimate Net Loss prior to the time required had such commutation or settlement not occurred, then the Subject Ultimate Net Loss, Aggregate Retention and ceded Subject Ultimate Net Loss shall be determined as if such event had not occurred.

For purposes of this provision, any one commutation or lump sum or structured settlement event or aggregate of these events which accumulate to actual payments totaling $XX.X million or greater shall be deemed to be material.

The analysis to determine the Subject Ultimate Net Loss, Aggregate Retention, ceded Subject Ultimate Net Loss and payout pattern which would have occurred will be calculated by the Company and be subject to the Reinsurers' agreement. If the Reinsurers do not agree with the Company's calculations, then the analysis will be performed by an independent actuarial firm which is mutually acceptable to both parties. The parties will equally bear the costs of such analysis and the results of such analysis shall be binding in determining the Subject Ultimate Net Loss, Aggregate Retention, ceded Subject Ultimate Net Loss and payout pattern.

The Company must cede Ultimate Net Loss as reported in the Company's audited financial statements unless otherwise agreed by the Company and the Reinsurers.


                                   ARTICLE 20
                                   ----------

                         NOTIONAL PROFIT SHARING ACCOUNT
                AND CONTINGENT TRANSFER OF ADDITIONAL COLLATERAL
                ------------------------------------------------

A.   Notional  Profit  Sharing  Account - The  Reinsurers   shall   maintain   a
     Notional Profit Sharing Account comprised of the sum of the following cumulative amounts:

       1) Gross Reinsurance Premiums paid to the Reinsurers, along with interest at an effective annual interest rate of X.X% (X point X percent) from January 1, 2002 up to the date of payment to the Reinsurers; less

       2) Initial and Additional Reinsurers' Margin, along with interest at an effective annual interest rate of X.X% (X point X percent); less

       3) Ceded Subject Ultimate Net Loss when paid by the Reinsurers to the Company; less

       4) Ceding Commissions paid by the Reinsurers to the Company at the same time the corresponding Net Reinsurance Premiums are paid to the Reinsurers; less

       5) Any Commutation settlement, per Article 25; plus

       6.) Additional Consideration.

     Beginning with the calendar quarter ending December 31, 2002, the Reinsurers shall calculate and report the balance of the Notional Profit Sharing Account to the Company within 60 (sixty) days from the end of each calendar quarter.

B.   Contingent  Transfer  of  Additional  Collateral  -  In   the  event  of  a
     Triggering Event, as defined below, and at the Reinsurers' request to do so, the Company shall either provide a Letter of Credit or transfer to the Reinsurers to place into Security Trust Accounts (A) Section 1, the present value (based upon the current investment yield of the assets within Security Trust Accounts (A) Section 1) of the estimated difference between the expected total future Additional Consideration in the Notional Profit Sharing Account based on a X% (X percent) annual effective rate and the expected future income based upon the yield on the qualifying security investments in the Security Trust Accounts (A) Section 1 within 15
     (fifteen) business days from the date of a Triggering Event into a Regulation 114 complaint Trust Account. The Company or the Reinsurer may request that the above calculations be performed quarterly and that excess collateral is returned to the Company from the Security Trust Accounts (A)
     Section 1 or that Additional Collateral required is paid by the Company to the Reinsurers to place into Security Trust Accounts (A) Section 1.

     A Triggering Event shall include any of the following:

       1. A downgrade by Standard & Poor's to an "A-" or below for any of ERC, GE Re and GE Frankona; or

       2. A loss of Combined GAAP Equity (approximately $X.X billion) in excess of X% (X percent) in total for the Combined Companies from December 31, 2001.

       3. A downgrade by A.M. Best to an "A-" or below for any of Employers Reinsurance Corporation, GE Reinsurance Corporation or GE Frankona.

If the Company and the Reinsurers cannot mutually agree to the modifications required above in paragraph B., the parties shall appoint the Intermediary or a third party actuary mutually acceptable to determine the required collateral which shall be binding upon the Company and the Reinsurers. Both parties shall equally share the cost of such third party actuary or Intermediary.

                                   ARTICLE 21
                                   ----------

                            ADDITIONAL CONSIDERATION
                            ------------------------

At the end of each calendar quarter, the Notional Profit Sharing Account will be credited with Additional Consideration determined by multiplying the average daily balance of the Notional Profit Sharing Account during the calendar quarter by X.XXX% (X point X percent) to achieve an effective X.X% (X point X percent) annual yield.

Additional Consideration shall continue even in the event of the Company's rehabilitation, liquidation, conservation, insolvency, or any combination of these events.


                                   ARTICLE 22
                                   ----------

                    LOSS IN EXCESS OF ORIGINAL POLICY LIMITS
                    ----------------------------------------

A. This Agreement shall protect the Company, within the limits hereof, for XXX% (X percent) of loss in excess of the limit of its original agreements of any type included in Subject Business, such loss in excess of the limit having been incurred because of failure by it to settle within the limits of such original agreements by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense, or settlement of any claim covered hereunder.

     For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original agreement of whatever type included in Subject Business.

B. This Agreement shall protect the Company for XXX% (X percent) of its share of loss in excess of the limits emanating from the underlying policies or contracts attaching to the Company's facultative certificates or treaty reinsurance agreements or from policies or binders of insurance ("Loss in Excess of Policy Limits"), subject to the terms, conditions, and limitations of this Agreement.


                                   ARTICLE 23
                                   ----------

                          EXTRA CONTRACTUAL OBLIGATIONS
                          -----------------------------

A. This Agreement shall protect the Company, within the limits hereof, for XXX% (X percent) of any Extra Contractual Obligations. The term "Extra

     Contractual Obligations" is defined as those liabilities not covered under any other provision of the Company's original agreements of any type included in Subject Business and which arise from the handling of any claim on Subject Business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the limit of any such agreement included in Subject Business, or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

     The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss event.

     However, this Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

B. This Agreement shall protect the Company for XXX% (X percent) of its share of Extra Contractual Obligations emanating from the underlying policies or contracts attaching to the Company's facultative certificates or treaty reinsurance agreements or from policies or binders of insurance, subject to the terms, conditions, and limitations of this Agreement.


                                   ARTICLE 24
                                   ----------

                                     OFFSET
                                     ------

The Company or the Reinsurers may offset any balance or balances due from one party to another under the terms of this Agreement only. Balances due include, but are not limited to, Net Reinsurance Coverage Limit Premiums, Net Premiums in Respect of Shock Loss Ultimate Net Loss, including interest on such amounts as specified in the relevant clauses, Ceding Commissions, Additional Consideration, ceded portion of Subject Ultimate Net Losses paid, or otherwise any amounts due from one party to the other party hereto under the terms of this Agreement. This provision shall not be affected by the insolvency of either party to this Agreement.


                                   ARTICLE 25
                                   ----------

                                   COMMUTATION
                                   -----------

A. The Company may elect to fully commute this Agreement at any calendar quarter end after the expiration of the Term of this Agreement. Upon the Company's election to commute, the Reinsurers shall release to the Company any residual amounts remaining in the Security Trust Accounts (A) Section 1, in addition to Profit Sharing, and the Reinsurers shall withdraw any residual amounts remaining in Security Trust Account (A) Section 2. In addition, the Company shall return any and all original Letters of Credit to the Reinsurers, if applicable.

B. Notwithstanding the above, the Reinsurers may elect Commutation 1) after December 31, 2016, providing that the residual outstanding ceded Ultimate Net Loss is no greater than $XX.X million more than the residual balance of the Notional Profit Sharing Account or 2) for any reason on or after December 31, 2026. Upon the election of Commutation by the Reinsurers, the Reinsurers shall pay an amount equal to the greater of:

       1. The residual balance of the Notional Profit Sharing Account; or

       2. The present value of ceded Ultimate Net Loss outstanding, calculated at a X% (X percent) annual discount rate and to be determined by mutual agreement, or if unable to reach an agreement, by a mutually agreed upon third-party actuary with at least 10 (ten) years' experience in the international insurance or reinsurance business as a person engaged in such business or advising such business in a professional capacity.

     The Reinsurers shall release to the Company any residual amounts remaining in the Security Trust Accounts (A) Section 1 and the Reinsurers shall withdraw any residual amounts remaining in Security Trust Accounts (A)
     Section 2. In addition, the Company shall return any and all original Letters of Credit to the Reinsurers, if applicable.

Upon election of Commutation and the Reinsurers' payment to the Company, together with any Profit Sharing, the Reinsurers shall be released from all current and future liability under this Agreement.


                                   ARTICLE 26
                                   ----------

                                 PROFIT SHARING
                                 --------------

The Reinsurers shall pay to the Company, by debit to the Notional Profit Sharing Account, XXX% (X percent) of the residual balance, if any, of the Notional Profit Sharing Account upon final payment of ceded Subject Ultimate Net Loss and/or payment of amounts as calculated under the Commutation article. Payment of Profit Sharing shall constitute a full and final settlement of any liability under this Agreement and the Reinsurers shall be released from all current and future liability under this Agreement.


                                   ARTICLE 27
                                   ----------

                       CHANGE IN ADMINISTRATIVE PRACTICES
                       ----------------------------------

The Company agrees not to materially change its claims handling procedures, or procedures for payment of claims, in any manner from that in effect at the inception of this Agreement, such changes which materially affect this Agreement or the obligations of the parties hereunder, unless the Company has received the prior written approval of the Reinsurers to such changes pursuant to the provisions of this Article, such approval not to be unreasonably withheld.

In the event the Company changes its claims handling procedures, or procedures for payment of claims, the Company shall notify the Reinsurers in writing of such changes and give the Reinsurers the opportunity to review such changes and determine whether any revisions are required to this Agreement. In the event the Reinsurers determine that this Agreement needs to be revised and the Company and the Reinsurers fail to agree on acceptable changes within 60 (sixty) days of such determination, an independent actuarial firm shall be hired to determine the impact of such changes and required revisions to this Agreement to maintain the economics had such changes not occurred.

Furthermore, in the event of an administrative or claims handling practice of any insurance contract or other arrangement by the Company with one or more of its insureds or reinsureds which will have the effect, in the opinion of the Reinsurers, of a material change in the anticipated settlement pattern of losses hereunder, then for purposes of settlement hereunder, losses related to such policies shall be reported as though such change or arrangement had not occurred. Such determination shall be made with the concurrence of both parties hereto, subject to an independent actuarial analysis if agreement cannot be reached. The cost of any such actuarial work, as hereinabove specified shall be shared equally by both parties.


                                   ARTICLE 28
                                   ----------

                              ERRORS AND OMISSIONS
                              --------------------

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified promptly upon discovery.


                                   ARTICLE 29
                                   ----------

                                ACCESS TO RECORDS
                                -----------------

The Company shall place at the disposal of the Reinsurers at all reasonable times, and the Reinsurers shall have the right to inspect, through their authorized representatives, all books, records, and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith.

                                   ARTICLE 30
                                   ----------

                                   INSOLVENCY
                                   ----------


The Company and the Reinsurers agree that, in the event of the insolvency of the Company, as to all reinsurance made, ceded, renewed or otherwise becoming effective after the effective date of this Agreement, such reinsurance shall be payable by the Reinsurers on the basis of the amount of liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company; furthermore, that such amount shall be paid directly to the Company or its liquidator, receiver or other statutory successor. It is furthermore agreed that, in the determination of the amount of the liability of the Reinsurers in the liquidation or receivership proceeding, no judgment against an insured taken after the date of the entry of the liquidation or receivership order shall be considered as evidence of liability, or of the amount of damages and no judgment against an insured taken by default, inquest or collusion, prior to the entry of such order shall be considered as conclusive evidence, either of the liability of such insured to such person upon such cause of action or of the amount of damages to which such person is therein entitled.

It is understood and agreed, however, that the obligations of the Company as set forth in this Agreement, including, among others, the duty to investigate, settle and defend all claims arising under policies with respect to which reinsurance is afforded by this Agreement, shall remain unimpaired and unaffected by the insolvency of the Company and shall be assumed by the liquidator, receiver or statutory successor of the Company in the liquidation or receivership proceeding and that such liquidator, receiver or statutory successor shall give written notice to the Reinsurers of the pendency of a claim against the Company on the policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company, its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as the result of the defense undertaken or asserted by the Reinsurers.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

Nothing hereinabove set forth in this Insolvency Article shall in anywise change the relationship or status of the parties hereto, to wit, that of Company and Reinsurers, nor enlarge the obligations of either party to each other, except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability of the Company under the contract or contracts reinsured, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver or statutory successor to allowed claimants, nor, except as hereinabove specifically provided, shall anything in this Insolvency Article in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE 31
                                   ----------

                                   ARBITRATION
                                   -----------

A. All disputes between the parties arising out of or in connection with this agreement, including formation and validity and whether arising during or after the period of this agreement, shall be referred to an arbitration tribunal (the tribunal) in the manner set out below.

B. The tribunal shall, unless the parties agree otherwise, consist of persons (including those who have retired) with not less than 10 (ten) years' experience of international insurance or reinsurance business as persons engaged in such business or advising such business in a professional capacity.

C. Unless the parties agree upon a single arbitrator within 30 (thirty) days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint its arbitrator (the first arbitrator) and shall give written notice thereof to the other party (the respondent). Within 30 (thirty) days of receiving such notice, the respondent shall appoint its arbitrator (the second arbitrator) and give written notice to the claimant failing which the claimant may apply to the appointor named below to appoint the second arbitrator.

D. Once appointed the first and second arbitrators shall within 30 (thirty) days of the appointment of the second arbitrator appoint a third arbitrator. Should they fail to do so then either of them or of the parties may apply to the appointor for the appointment of the third arbitrator. However appointed, the third arbitrator shall be chairman.

C. Upon acceptance of the appointment by the third arbitrator the tribunal shall be constituted. The three arbitrators shall decide by majority.

F. If an arbitrator, subsequent to their appointment is unwilling or unable to act, a new arbitrator shall be appointed to replace them by the procedure set out in this Article.

G. Unless otherwise extended or ordered by the tribunal within 15 (fifteen) days of the appointment of the third arbitrator, each party shall submit its case to the tribunal within 45 (forty five) days of the appointment of the third arbitrator.

H. The tribunal shall not be bound by the formal rules of evidence. The tribunal shall have power to fix all procedural rules relating to the conduct of the arbitration.

I. The tribunal shall reach its decision by reference to the governing law specified in Article 33 below.

J. The tribunal shall not be empowered to award any punitive or exemplary damages.

K. The tribunal shall within 60 (sixty) days of reaching its decision of the arbitration issue to the parties its written and reasoned award. The award shall be final and binding on the parties who covenant to carry out the same. If either of the parties should fail to carry out the award the other may apply for its enforcement to a court of competent jurisdiction in any territory in which the party in default are domiciled or have assets or carries on business.

L. All costs of the arbitration shall be at the discretion of the tribunal who may direct to and by whom and in what manner they shall be paid.

M. The seat of the arbitration shall be in Missouri unless some other place is mutually agreed upon by the Company and Reinsurers.

N. This article shall be construed as a separate and independent contract between the parties hereto.


                                   ARTICLE 32
                                   ----------

                                    SECURITY
                                    --------

It is agreed that when the Company files with the regulatory authorities under the jurisdictions of which it falls or establishes reserves for Ultimate Net Loss recoverables hereunder, as required by law, the Company shall forward to the Reinsurers a statement showing the proportion of such Ultimate Net Loss recoverables which are applicable to the Reinsurers.

The Reinsurers hereby agree to provide Total Funding, as requested by the Company, to allow the Company to take regulatory credit in all jurisdictions.

The Reinsurers shall provide Total Funding in the form of separate Security Trust Accounts (A) Section 1 for each Company member, in accordance with state regulations. The Reinsurers shall contribute all Reinsurance Premium received less Reinsurers' Margin in such Security Trust Accounts (A) Section 1. Investments shall be made as specified in the Trust Agreements to be agreed and as required under applicable local law (to be "qualifying securities").

The Reinsurers shall select and direct an investment manager to oversee the investments in respect of Security Trust Accounts (A) Section 2. The Company shall select and direct an investment manager, which may be affiliated with or part of the Company, to oversee the investments in respect of Security Trust Accounts (A) Section 1, and the Trustee bank elected per the Company. Should the Company so request to satisfy regulatory requirements, the Reinsurers shall redirect qualifying securities to each of the Security Trust Accounts (A)
Section 1, by individual Company member, as directed by the designated representative of the Company. Any amounts needed above this level to collateralize up to the Total Funding shall be funded, at the Reinsurers' option, via either additional qualifying securities in Security Trust Account
(A) Section 2, or a clean, irrevocable, acceptable Letter of Credit, or any other qualifying security accepted in the relevant jurisdiction.

The Security Trust Accounts (A) Section 1 shall ultimately possess, for all Company members in total, a minimum of assets to equal the balance of the Notional Profit Sharing Account. The Security Trust Accounts (A) Section 1 may, on an interim (quarterly) basis, have more or less assets for all Company members in total than the Notional Profit Sharing Account balance at each respective quarter end. If the Security Trust Accounts (A) Section 1 has excess assets for all Company members in total, the Company has the right to withdraw such excess assets at any time as these assets are the property of the Company. If the Security Trust Accounts (A) Section 1 has less assets for all Company members in total than the Notional Profit Sharing Account balance at any quarter end, the Company shall contribute Extra Reinsurance Premiums to the Security Trust Accounts (A) Section 1 so that the resulting Security Trust Accounts (A)
Section 1 shall equal the balance of the Notional Profit Sharing Account.

In the event that the Security Trust Accounts (A) Section 1 become depleted for all Company members in total and the Notional Profit Sharing Account is positive, the Company shall contribute Extra Reinsurance Premiums (qualifying securities) to the Reinsurers to add to the Security Trust Accounts (A) Section 1 to match the Notional Profit Sharing Account. Such additional qualifying securities contributions shall be considered Extra Reinsurance Premiums and shall be added to the Security Trust Accounts (A) Section 1 at the time the Reinsurers are obligated to make Ultimate Net Loss Settlements hereunder, but only if the Notional Profit Sharing Account is positive and the Security Trust Accounts (A) Section 1 is depleted. The Company shall continue to make additional qualifying securities contributions to the Reinsurers until the Notional Profit Sharing Account is fully depleted.

The Company undertakes to use and apply any amounts realized on such qualifying securities or which it may withdraw from any such Security Trust Account and/or which it may draw against any such Letter of Credit, if applicable, pursuant to the terms under which the Letter of Credit is held, for the following purposes only:

      1) to reimburse the Company for the Reinsurers' liability under this Agreement for any Ultimate Net Loss and Defense and Cost Containment Expense paid by the Company but not recovered from the Reinsurers or for unearned premiums, Ceding Commission or Profit Sharing due to the Company if not otherwise paid by the Reinsurers in accordance with the terms of this Agreement;

      2) with respect to a Security Trust Account only, to make payment to the Reinsurer of any amounts held in a Security Trust Account that exceed XXX% (X percent) of the actual amount required to fund the Reinsurer's entire Obligations under this Agreement; or

      3) with respect to a Letter of Credit only, where the Company has received notification of a non-renewal of the Letter of Credit and where the Reinsurer's entire Obligations under this Agreement remain unliquidated and undischarged 10 (ten) days prior to such expiration date, to obtain a cash deposit equal to such Obligations and deposit such amounts in a separate account in the name of the Company in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes specified in paragraph (1) above of this Agreement, as may remain executory after obtaining the cash deposit and for any period after such expiration date.

      4) With respect to a Security Trust Account only, where the Company has received notification of termination of a Security Trust Account and where the Reinsurers' entire Obligations under the Agreement remain unliquidated and undischarged 10 (ten) days prior to such termination date, to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in the name of the Company, in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes specified in paragraphs 1) and 2) above as may remain executory after such withdrawal and for any period after such termination date.

          "Obligations", whenever used in this Agreement, shall mean the Reinsurers' share of the following:

           (a) Ultimate Net Losses and Defense and Cost Containment Expenses paid by the Company, but not recovered from the Reinsurers;
           (b) reserves for Ultimate Net Losses reported and outstanding;
           (c) reserves for Ultimate Net Losses incurred but not reported;
           (d) reserves for Defense and Cost Containment Expenses;
           (e) reserves for  unearned  premiums;
           (f) Ceding Commission due from the Reinsurer to the Company; and
           (g) Profit Sharing due the Company.

All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurers.

Should amounts be held pursuant to paragraphs 3) or 4) above, then the Company shall pay interest at the Prime Rate (as defined below) on such funds as may be held from time to time.

Should any amounts (i) drawn down on a Letter of Credit be in excess of the actual amounts required for paragraphs 1) and 3) above, or (ii) withdrawn from a Security Trust Account be in excess of the actual amounts required for paragraphs 1), 2) and 4) above, then such excess amounts shall be returned to the Reinsurers forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were drawn down or withdrawn to the date they are returned.

Prime Rate: The prime rate (the "Prime Rate") shall be determined for each business day in New York City, and for non-business days shall equal the prime rate as determined for the most recent preceding business day. The prime rate as published in The Wall Street Journal (Eastern Edition) shall be the primary source for the Prime Rate. If The Wall Street Journal does not publish such a rate for a business day, the Prime Rate shall be the highest of the rates publicly announced by major banks in New York City with total assets in excess of $XX billion that is applicable to such day.

Upon finalization of all liability of the Reinsurers hereon, the Reinsurers shall release any residual amounts remaining in the Security Trust Accounts (A)
Section 1 to the Company, in addition to Profit Sharing and the Reinsurers shall retain any residual amounts remaining in Security Trust Account (A) Section 2. In addition, the Company shall return any and all original Letters of Credit to the Reinsurers, if applicable.

The Company agrees to pay to the Reinsurers annually for:

     1. Letters of Credit - XX (X) basis points on the Letter of Credit value issued at the preceding December 31; or

     2. Security Trust Account (A) Section 2 - a fee equal to XX (X) basis points on the qualifying assets in Security Trust Account (A) Section 2 that are contributed by the Reinsurers, in lieu of Letters of Credit.


                                   ARTICLE 33
                                   ----------

                                 MIX OF BUSINESS
                                 ---------------

The Company's business combined for ERC, GE Re and GE Frankona shall be split into Short Tail, Medium Tail, and Long Tail expected premiums and loss categories as per Exhibit B attached hereto. Should any category's actual Subject Net Earned Premium decrease or increase by more than X% (X percent) of its respective plan Subject Net Earned Premium, or should any category's subclasses (individual row) actual Subject Net Earned Premium increase or decrease by more than XX% (X percent) of the respective line of business plan Subject Net Earned Premium within the "Short", "Medium", or "Long" categories, then either party may request amendments to this Agreement to maintain the economic position had such change in mix of business not occurred. The requested change will be based solely on the premium weights and plan loss ratios applied to the estimated payment patterns, as provided by the Intermediary in the underwriting submission. No adjustment to rate on line shall occur due to actual loss ratios or actual payment patterns differing from the plan loss ratios and the estimated payment patterns.

Should the receiving party disagree with the proposed premium changes, the receiving party may require an independent review to be performed by an independent actuarial firm, acceptable to both parties. The cost of such independent review will be shared equally by both parties. Such determination by the independent firm shall be binding upon both parties. No change to Additional Reinsurer Margin shall apply to such incremental or decreased Reinsurance Premiums as a result of this Article.

                                   ARTICLE 34
                                   ----------

                                  GOVERNING LAW
                                  -------------

This Agreement shall be governed as to performance, administration, and interpretation by the laws of the State of New York, exclusive of the rules with respect to conflicts of law, and except as to rules with respect to credit for reinsurance in which case the rules of all applicable states shall apply. Notwithstanding the foregoing, however, this Article does not govern nor affect in any way the basis for any decision or award of an arbitration panel acting pursuant to Article 31.


                                   ARTICLE 35
                                   ----------

                        COMPANY'S INTERESTS & LIABILITIES
                        ---------------------------------

The interests and liabilities of the Company and the Affiliated Companies are joint and not several.

                                   ARTICLE 36
                                   ----------

                            PARTIES TO THIS AGREEMENT
                            -------------------------

This Agreement shall be binding upon all successors, assignees and transferees of the parties to this Agreement, provided, however, that neither this Agreement nor any rights or obligations under this Agreement may be assigned or transferred to by any party without the prior written consent of the other party.

                                   ARTICLE 37
                                   ----------

                                ENTIRE AGREEMENT
                                ----------------

This Agreement shall constitute the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made in writing by amendment to the Agreement and signed by both parties.


                                   ARTICLE 38
                                   ----------

                                  INTERMEDIARY
                                  ------------

Pegasus Advisors - Towers Perrin Reinsurance is hereby recognized as the Intermediary negotiating this Treaty for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, defense and cost containment expense, salvages and loss settlements excluding payment of Reinsurer's Margin) relating hereto shall be transmitted to the Company or the Reinsurers through

Pegasus Advisors - Towers Perrin Reinsurance, Forestal Centre, 175 Powder Forest Drive, Weatogue, CT 06089. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

                       INTERESTS AND LIABILITIES CONTRACT
                   (hereinafter referred to as the "Contract")

                                     to the

                         WHOLE ACCOUNT AGGREGATE EXCESS
                         OF LOSS RETROCESSION AGREEMENT
                  (hereinafter referred to as the "Agreement")

                                     between

                       EMPLOYERS REINSURANCE CORPORATION,
                              Overland Park, Kansas
                           GE REINSURANCE CORPORATION,
                              Barrington, Illinois
                                       and
                GE FRANKONA RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT
                                 Munich, Germany
           (hereinafter referred to individually as a "Ceding Company"
                       and collectively as the "Company")

                                       and

                            TOKIO MILLENNIUM RE LTD.

            (hereinafter referred to as the "Subscribing Reinsurer")

It is mutually agreed by and between the Company on the one part and the Subscribing Reinsurer on the other part that the Subscribing Reinsurer's share in the interests and liabilities of the Reinsurers, as set forth in the Agreement, effective 12:01 a.m., Local Standard Time, January 1, 2002, attached hereto and forming part of this Contract, shall be for X percent (XX%).

The share of the Subscribing Reinsurer in the interests and liabilities of all Reinsurers in respect of the Agreement shall be separate and apart from the shares of the other subscribing reinsurers to the Agreement. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers, and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

The Subscribing Reinsurer's portion of the Reinsurer's Margin shall be sent directly to the Subscribing Reinsurer using the following wire transfer instructions:

                  CITIBANK N.A.
                  111 Wall Steet, New York
                  FEB ABA:  021000089
                  CHIPS ABA: 0008
                  Swift Code:  CITIUS33

                  For Credit To:  The Bank of Bermuda Limited
                  Hamilton, Bermuda
                  CHIPS UID:  005584
                  Swift Code:  BBDA BMHM
                  For the Account of:  TMR Underwriting Account
                  Account No.  802-572


This Contract may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized representatives.

For  and  on  behalf  of  EMPLOYERS  REINSURANCE  CORPORATION,   GE  REINSURANCE
CORPORATION AND GE FRANKONA RUCKEVERSICHERUNG-AKTIENGESELLSCHAFT


By:      __/s/ Jeffrey J. Cooper _____
Title:   _Vice President______________
Date:    __10/19/02 ___________________


For and on behalf of TOKIO MILLENIUM RE LTD.


By:      __/s/ Tatsuhiko Hoshina ___
Title:   __Director & CEO___________
Date:    ____9/27/02________________

                                    EXHIBIT A

                      2002 Retrocession/Reinsurance Program

IRI:
IRI has in place Per Risk runoff coverage with limits of $XXXm excess of $XXm for natural perils, excess of $XXm for fire and explosion with differing placed percentages by layer (XX%-XX%)
We have completed a Cat program with limits of $XXXm excess of $XXm to cover the runoff portfolio and the new business written. IRI has reduced the Maximum Policy Limits from $Xb to $XXm and has a XX% uncapped Quota Share for the new portfolio.

Commercial Insurance Operations: Westport Ins Co, Coregis Ins Co. First Specialty Insurance Company.
Maximum net per risk line is $Xm and cat retention of $XXm with cat limits to the approximate XXX-year return period.
Other specific cat and per risk programs assigned to specific MGA programs. Each has cat protection in place to the XXX-year occurrence level.
Coregis and Westport have a XX.X% of $Xm xs $Xm per policy program on the Affinity book (Insurance Agents, Lawyers, etc) with Fac placed above $XXm.
First Specialty (E&S Company) has a XX% QS on $XXm limit Umbrella program and generally keeps no more than $Xm net on the other business.
Other Casualty Exposures capped by specific Retros or Facultative generally above $X-Xm.
Westport is entering into a new D&O program where the anticipated net is a maximum of XX% of $XXm. Expected premium volume of $XX-XXm for 2002.

P&C Americas Re (ERC and GE RE treaty and Fac)
A Whole Account Excess of Loss Layer provides limits of $XXm per occurrence with 2 reinstatements in the layer of $XXm xs $XXm and one in the layer of $XXm excess of $XXm for a total limit per year of $XXXm.
Industry Loss Warranty Catastrophe programs in place to reduce the maximum loss any one event above $XXm plus the reinstatement premiums.
The updated ILW program is as follows:
Inforce through 6/30/02- will be reviewed for adequacy based upon Aggregate Exposures as of 6/30
$XX.Xm limit at $XXB Attachment
$XXm limit at $XXB Attachment
Inforce through 12/31/02
$XXm limit at a $XXB Attachment
$XXm Limit at a $XXB Attachment
$XXm Limit at a $XXB Attachment
GE RE has a XX% Casualty Facultative Program in runoff effective 1/1/02.
ERC has a XX% Quota Share on the Regional Cat book capped at an annual loss ratio of approximately XXX%.
Contract Specific Retros in place on certain accounts with large catastrophe limits.
Healthcare has a Per Policy XOL treaty of $XXm excess of $XXm on Hospital business.

WC Catastrophe Program with limits of $XXXm excess of $XXm with 2 reinstatements on the first layer of $XXm xs $XXm, 1 reinstatement on remainder of program. Program renews at 5/01/02 with expiring limits in runoff. New WC cat program in negotiation. The WC cat cover protects the treaty, fac and direct WC exposures.

GEF-

The attached slide outlines the basic program. In addition, the retentions are $X-$XXm for Marine, Hull, Freight, Energy and Liability Department Specifics for GEF London. For GEF (non-London), the retentions are approximately $X.X million and $XX.X million for marine. Casualty Coverage of $XXm excess of $XXm.

Unless otherwise specified, all of the retrocession/reinsurance programs listed above are in place for the entire Term of this Agreement.

                                    EXHIBIT B

                        EMPLOYERS REINSURANCE CORPORATION
               WHOLE ACCOUNT AGGREGATE EXCESS OF LOSS RETROCESSION
                       JANUARY 1, 2002 - DECEMBER 31, 2002

     Classification              Company                  LOB                 2002 Plan SNEP    % of Total

         Short                     ERC                "Short Tail"                 XXX,XXX,XXX    XX.XX%
         Short                     ERC                   SIMMS                      XX,XXX,XXX     X.XX%
         Short                  Frankona              AviationFAC                  XXX,XXX,XXX     X.XX%
         Short                  Frankona               Aviation N                  XXX,XXX,XXX     X.XX%
         Short                  Frankona               Aviation P                   XX,XXX,XXX     X.XX%
         Short                  Frankona                 CREDIT                    XXX,XXX,XXX     X.XX%
         Short                  Frankona                FIREFAC                              X     X.XX%
         Short                  Frankona                 FIREN                               X     X.XX%
         Short                  Frankona                 FIREP                     XXX,XXX,XXX     X.XX%
         Short                  Frankona               MARINEFAC                             X     X.XX%
         Short                  Frankona                MARINEN                              X     X.XX%
         Short                  Frankona                MARINEP                              X     X.XX%
         Short                  Frankona                  MOTP                     XXX,XXX,XXX     X.XX%
         Short                    GE Re               Fac Property                           X     X.XX%
         Short                    GE Re              P & C Mixed PR                 XX,XXX,XXX     X.XX%
         Short                    GE Re               Property PR                  XXX,XXX,XXX     X.XX%
         Short                    GE Re               Property XS                   XX,XXX,XXX     X.XX%

      Total Short                                                                X,XXX,XXX,XXX    XX.XX%

         Medium                    ERC                   A&H PR                    XXX,XXX,XXX     X.XX%
         Medium                    ERC                   A&H XS                    XXX,XXX,XXX     X.XX%
         Medium                    ERC                  Auto PR                    XXX,XXX,XXX     X.XX%
         Medium                    ERC                  Auto XS                              X     X.XX%
         Medium                    ERC                   GL PR                      XX,XXX,XXX     X.XX%
         Medium                    ERC                   GL XS                      XX,XXX,XXX     X.XX%
         Medium                    ERC                   PL PR                     XXX,XXX,XXX     X.XX%
         Medium                    ERC                   W/C PR                    XXX,XXX,XXX     X.XX%
         Medium                    ERC                 Cas AL XS                    XX,XXX,XXX     X.XX%
         Medium                    ERC                  Cas E&O                     XX,XXX,XXX     X.XX%
         Medium                    ERC                 Cas GL XS                    XX,XXX,XXX     X.XX%
         Medium                    ERC                 Fac GL XS                   XXX,XXX,XXX     X.XX%
         Medium                    ERC                 Fac MM CM                    XX,XXX,XXX     X.XX%
         Medium                    ERC                 MM Treaty                    XX,XXX,XXX     X.XX%
         Medium                    ERC                NA Umbrella                   XX,XXX,XXX     X.XX%
         Medium                 Frankona                 GLFAC                     XXX,XXX,XXX     X.XX%
         Medium                 Frankona                  GLP                      XXX,XXX,XXX     X.XX%
         Medium                   GE Re               Fac Casualty                  XX,XXX,XXX     X.XX%
         Medium                   GE Re              P & C Mixed XS                 XX,XXX,XXX     X.XX%
         Medium                   GE Re               Prof Liab PR                  XX,XXX,XXX     X.XX%

      Total Medium                                                               X,XXX,XXX,XXX    XX.XX%


          Long                     ERC                   W/C XS                              X     X.XX%
          Long                     ERC               A&H Gp Dis PR                           X     X.XX%
          Long                     ERC                 Cas WC XS                    XX,XXX,XXX     X.XX%
          Long                     ERC                 Fac MM OC                   XXX,XXX,XXX     X.XX%
          Long                     ERC                WC Spec Dir                   XX,XXX,XXX     X.XX%
          Long                     ERC                 Fac WC XS                             X     X.XX%
          Long                  Frankona                  MOTN                      XX,XXX,XXX     X.XX%
          Long                  Frankona                  GLN                      XXX,XXX,XXX     X.XX%
          Long                    GE Re               Casualty PR                   XX,XXX,XXX     X.XX%
          Long                    GE Re               Casualty XS                   XX,XXX,XXX     X.XX%
          Long                    GE Re               Prof Liab XS                  XX,XXX,XXX     X.XX%

       Total Long                                                                  XXX,XXX,XXX    XX.XX%

      Grand Total                                                                X,XXX,XXX,XXX   XXX.XX%


EXHIBIT C
                        NUCLEAR INCIDENT EXCLUSION CLAUSE
             LIABILITY - REINSURANCE - U.S.A. (NMA 1590) (BRMA 35A)


1. This Agreement does not cover any loss or liability accruing to the Cedent as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Agreement all the original policies of the Cedent (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III of this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision*

       I. It is agreed that the policy does not apply under any liability coverage, to (injury, sickness, disease, death or destruction) bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limits of liability.

      II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

               (a)  become effective on or after 1st May, 1960, or

               (b)  become   effective   before   that  date  and  contain   the
                    Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, Special Automobile Policies or policies or combination policies of a similar nature, issued by the Cedent on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3.   Except for  those  classes of  policies specified in Clause II of paragraph
     (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Agreement the original liability policies of the Cedent (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad), Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

     shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

     Broad Exclusion Provision*

     It is agreed that the policy does not apply:

     I. Under an Liability Coverage, to (injury, sickness, disease, death or destruction (bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to (immediate medical or surgical relief, (first aid, to expenses incurred with respect to (bodily injury, sickness, disease or death (bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

    III.  Under  any   Liability   Coverage,  to  (injury,  sickness,   disease,
          death or destruction (bodily injury or property damage resulting from the hazardous properties of nuclear material if


          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed or by or on behalf of an insured; or

          (c) (the injury, sickness, disease, death or destruction (the bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear facility (property damage to such nuclear facility and any property thereat.

     IV. As used in this endorsement: "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or by-product material; "source material", "special nuclear material" and "by-product material" have the meanings given to them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by-product material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

               (with respect to injury to or destruction of property, the word "injury" or "destruction" ("property damage" includes all forms of radioactive contamination of property. (includes all forms of radioactive contamination of property.

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

          (i) Garage and Automobile Policies issued by the Cedent on New York risks, or

         (ii) Statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Board Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Cedent in Canada and that with respect of such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

                     --------------------------------


*Note The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

                                    EXHIBIT D

                       NUCLEAR INCIDENT EXCLUSION CLAUSE -
          PHYSICAL DAMAGE - REINSURANCE - U.S.A. (NMA 1119) (BRMA 35B)


1. This Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I. Nuclear reactor power plants including all auxiliary property on the site, or

     II.  Any  other  nuclear  reactor   installation,   including  laboratories
          handling   radioactive    materials   in   connection   with   reactor
          installations, and "critical facilities" as such, or

    III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

     (a)  where   the  Reassured  does  not  have  knowledge  of  such   nuclear
          reactor power plant or nuclear installation, or

     (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960, this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.   Without  in  any  way restricting the operations of paragraphs (1), (2) and
     (3)  hereof,  this  Contract  does  not  cover  any  loss or  liability  by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.   The Reassured to be sole judge of what constitutes:

     (a) substantial quantities, and

     (b) the extent of installation, plant or site


NOTE: - Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

     (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

     (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                                    EXHIBIT E

       NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) 1984 (WORLDWIDE
               EXCLUDING U.S.A. and CANADA) (NMA 1975) (BRMA 34B)


This Agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this Agreement, Nuclear Energy Risks shall be defined as all first party and/or third party insurances (other than Workers' Compensation and/or Employers' Liability) in respect of:

     (i)  nuclear reactors and nuclear power stations or plant

     (ii) any other premises or facilities whatsoever related to or concerned with:

          (a) the production of nuclear energy or

          (b) the production or storage or handling of nuclear fuel or nuclear waste.

    (iii) any other premises or facilities eligible for insurance by any local Nuclear Pool and/or Association but only to the extent of the requirements of the local Pool and/or Association, it being the intention always that Reinsurers shall follow the fortunes of the Reinsured insofar as the Reinsured complies with the requirements of any such local Pool and/or Association.

However, this Exclusion shall not apply

     (a) to any insurance or reinsurance in respect of the construction, erection or installation of buildings, plant and other property (including contractor's plant and equipment used in connection therewith):

          (i) for the storage of nuclear fuel - prior to the commencement of storage.

         (ii)  as regards reactor installations - prior to the commencement of loading of nuclear fuel into the reactor, or prior to the initial criticality, depending on the commencement of the insurance or reinsurance of the relevant local Nuclear Pool and/or Association.

     (b)  to  any  Machinery  Breakdown  or  other  Engineering   insurance   or
          reinsurance not coming within the scope of (a) above, nor affording coverage in the "higher radioactivity" zone.

Notwithstanding the provisions of this Clause, certain liabilities the type of which by market practice and custom have not been declared to the Japanese Nuclear Pool are covered hereunder.

                                    EXHIBIT F

              WAR RISKS EXCLUSION CLAUSE (REINSURANCE) ( BRMA 56B)


As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interest which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia, its territories and possessions, including the Panama Canal Zone and the Commonwealth of Puerto Rico and including Bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under original policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage, including acts committed by agents of any government, party or faction engaged in war, hostilities or other warlike operation, provided such agents are acting secretly and not in connection with any operations of military or naval armed forces in the country where the interests insured are situated.

                                    EXHIBIT G

                        INSOLVENCY FUNDS EXCLUSION CLAUSE


This Agreement excludes all liability of the Ceding Company arising by contract, operation of law or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Ceding Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

                                    EXHIBIT H

               POOLS, ASSOCIATIONs AND SYNDICATES EXCLUSION CLAUSE

Section A:

Excluding:

     All business derived directly or indirectly from any Pool, Association, or Syndicate, except for the IRI Association, which maintains its own reinsurance facilities.

     Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insurance property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

Section B:

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

          Associated Factory Mutuals Improved Risk Mutuals
          Any Pool, Association or Syndicate formed for the purpose of writing (except for IRI)
          Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs, United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters

Section B does not apply:

Where the Total Insured Value over all interests of the risk in question is less than $XXX,XXX,XXX.

To interests traditionally underwritten as Inland Marine or stock and/or contents written on a blanket basis.

To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association, or Syndicate named above other than as provided for under Section B(a).

To risks as follows:

          Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities, (other than railroad schedules) and builder's risks on the classes of risks specified in this subsection (d) only.

Where this clause attaches to Catastrophe Excesses, the following Section C is added:

Section C:

Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in:

The following so-called "Coastal Pools":

          Alabama Insurance Underwriting Association
          Florida Windstorm Underwriting Association
          Louisiana Insurance Underwriting Association
          Mississippi Windstorm Underwriting Association
          North Carolina Insurance Underwriting Association
          South Carolina Windstorm and Hail Underwriting Association Texas Catastrophe Property Insurance Association

                                       AND

All "Fair  Plan"  and  "Rural  Risk  Plan"  business  for all  perils  otherwise
protected  hereunder  shall  not  be  excluded,   except,   however,  that  this
reinsurance does not include any increase in such liability resulting from:

     (i) The inability of any other participant in such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability.

    (ii) Any claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).